EXHIBIT 1

                          CERTIFICATE OF DOMESTICATION

                                       of

                          GUARDIAN INTERNATIONAL, INC.



The undersigned, _____________________________, _______________________________,
                            (Name)                           (Title)

of Guardian International, Inc., (the "Corporation"), a foreign corporation, in accordance with Florida Statutes, section 607.1801 does hereby certify that:

     1. The date on which Corporation was first incorporated was October 30, 1986;

     2. The jurisdiction where the Corporation was first incorporated was Nevada;

     3. The name of the Corporation immediately prior to the filing of this Certificate of Domestication was Guardian International, Inc.;

     4. The name of the Corporation, as set forth in its Articles of Incorporation, to be filed pursuant to Sections 607.0202 and 607.0401 with this Certificate of Domestication is Guardian International, Inc.; and

     5. The jurisdiction that constituted the seat, siege, social principal place of business or central administration of the Corporation, or any other equivalent thereto under applicable law immediately prior to the filing of the Certificate of Domestication was Nevada.

I am ________________________, of ______________________________________________
and am authorized to sign this Certificate of Domestication on behalf of the Corporation and have done so this ____ day of June, 1999.


                ------------------------------------------------
                             (Authorized Signature)